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Exhibit 99.3

CNH INDUSTRIAL CAPITAL LLC
Offer to Exchange
$600,000,000 3.875% Notes due 2018
that have been registered under
the Securities Act of 1933, as amended
(CUSIP No. 12592BAD6)
for
$600,000,000 3.875% Notes due 2018
which have not been registered under the Securities Act of 1933, as amended
(CUSIP Nos. U1744DAB3, 12592BAC8)

                      , 2015

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We are enclosing herewith an offer by CNH Industrial Capital LLC, a Delaware limited liability company (the "Company"), to exchange the Company's newly issued 3.875% Notes due 2018 (collectively, the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 3.875% Notes due 2018 (collectively, the "Old Notes"), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated                      , 2015 (as the same may be amended or supplemented from time to time, the "Prospectus"), and related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer").

        THE EXCHANGE OFFER WILL EXPIRE at 5:00 p.m., New York City time, on                      , 2015, unless extended (the "Expiration Date"). Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC") as set forth in certain interpretive letters addressed to third parties in other transactions, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. Accordingly, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of those New Notes. By so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The Exchange Offer is not conditioned on any number or minimum aggregate principal amount of Old Notes being tendered, except that Old Notes may be tendered only in a minimum denomination of $2,000 and in integral multiples of $1,000 in excess thereof.

        The Exchange Offer provides a procedure for holders to tender the Old Notes by means of guaranteed delivery.

        Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any New Notes for, any Old Notes and may terminate the Exchange Offer (whether or not any Old Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer—Conditions of the Exchange Offer" have occurred or exist or have not been satisfied.

        For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  A Prospectus, dated                      , 2015.

  2.
  A Letter of Transmittal for your use and for the information of your clients.

  3.
  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed prior to 5:00 p.m., New York City time, on the Expiration Date.

  4.
  A printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

  5.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in the Letter of Transmittal after the instructions thereto).

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from Wells Fargo Bank, National Association (the "Exchange Agent") at the following telephone number: (800) 344-5128.

Very truly yours,
CNH Industrial Capital LLC

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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  Exhibit 99.3
CNH INDUSTRIAL CAPITAL LLC Offer to Exchange $600,000,000 3.875% Notes due 2018 that have been registered under the Securities Act of 1933, as amended (CUSIP No. 12592BAD6) for $600,000,000 3.875% Notes due 2018 which have not been registered under the Securities Act of 1933, as amended (CUSIP Nos. U1744DAB3, 12592BAC8)